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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported)     May 14, 2004
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                                    SPSS INC.
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             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                       000-22194             36-2815480
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(State or Other Jurisdiction of           (Commission        (I.R.S. Employer
Incorporation)                            File Number)       Identification No.)

233 South Wacker Drive, Chicago, Illinois                          60606
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(Address of Principal Executive Offices)                         (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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         ITEM 5:  OTHER EVENTS.

         On or about May 14, 2004, an action titled Fred Davis, Individually and On Behalf of All Others Similarly Situated v. SPSS Inc., Jack Noonan and Edward Hamburg was filed in the United States District Court for the Northern District of Illinois. The complaint alleges that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. The complaint alleges that the defendants failed to disclose and misrepresented a series of material adverse facts regarding the Company's revenues.

         The complaint seeks to recover damages on behalf of all purchasers of the Company's securities between May 2, 2001 and March 30, 2004, although no court has determined that such persons constitute a proper class.

         Neither the Company nor the individual defendants have responded to the complaint as of the date of this filing. The Company and the other defendants believe that the suit is without merit and intend to defend vigorously against the allegations contained in the complaint.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SPSS INC.

                                             By: /s/ Edward Hamburg
                                                --------------------------------
                                                Edward Hamburg,
                                                Executive Vice President,
                                                Corporate Operations, Chief
                                                Financial Officer and Secretary

         Dated:  May 20, 2004




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